UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2024
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 17, 2024 (the “Effective Date”), Insomnia Cookies Holdings, LLC (“Insomnia”), a Delaware limited liability company and indirect subsidiary of Krispy Kreme, Inc. (the “Company”), entered into a Unit Purchase Agreement (the “Agreement”) with (i) Mistral Sleepless Holdings, LLC, a Delaware limited liability company (“Mistral”), and (ii) Verlinvest Cookies Holdings, Inc., a Delaware corporation (“Verlinvest”), in connection with a recapitalization of Insomnia.
Pursuant to the terms and conditions of the Agreement, Insomnia issued and sold preferred interest membership units of Insomnia (i) to Mistral for an aggregate purchase price payment of $62.1 million and (ii) to Verlinvest for an aggregate purchase price payment of $78.5 million, in a simultaneous sign and close transaction (the “Transaction”).
In addition, Insomnia and Krispy Kreme Doughnut Corporation (“KKDC”), a North Carolina corporation and an indirect, wholly owned subsidiary of the Company, redeemed 1,010,027 Insomnia Common Units held by KKDC in exchange for $127.4 million. Following the consummation of the redemption, the Company indirectly owns approximately 34% of Insomnia.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement.
On July 22, 2024, the Company issued a press release announcing the Transaction. A copy of such press release is attached as Exhibit 99.1 and is also available on the Company’s website at investors.krispykreme.com.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Substantially concurrently with the Transaction, Insomnia and KKDC entered into agreements with each of Michael Tattersfield and Joshua Charlesworth providing for the cancellation of all of the restricted equity units (“REUs”) awarded to such executive under Insomnia’s Executive Ownership Plan in exchange for a lump-sum cash payment (the “REU Cash-Out”). In the REU Cash-Out, Mr. Tattersfield received $1.98 million for the cancellation of his 15,699 REUs and Mr. Charlesworth received $0.49 million for the cancellation of his 3,925 REUs.
Item 8.01. Other Events.
In connection with the Transaction, Insomnia as borrower entered into an Intercompany Loan Agreement with KKDC as creditor, dated July 17, 2024, in the amount of $45 million (the “Loan”). The maturity date of the Loan is the earlier of (a) 5.5 years and (b) Insomnia’s refinancing of its debt sufficient to pay the Loan in full.
Item 9.01. Financial Statements and Exhibits
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Krispy Kreme, Inc. dated July 22, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: July 22, 2024

By:    /s/ Joshua Charlesworth

Name:	Joshua Charlesworth
Title:	President and Chief Executive Officer